UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

IXIA

(Exact name of Registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

26601 W. Agoura Road, Calabasas, California 91302

(Address, including zip code, of principal executive offices)

(818) 871-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 24, 2013, Ixia (the “Company”) issued a press release in which it affirmed certain financial guidance for the fiscal third quarter ended September 30, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and in Exhibits 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Certain Officers

On October 24, 2013, Victor Alston, President Chief Executive Officer of the Company, resigned as president and chief and executive officer of the Company following a determination by the Ixia audit committee that although he had attended Stanford University, he had misstated his academic credentials, incorrectly claiming to have received a B.S and a M.S. in Computer Science, and had misstated his age and early employment history. Mr. Alston also resigned from the Company’s board of directors (the “Board”).

Appointment of Certain Officers

In connection with Mr. Alston’s departure, effective October 24, 2013, the Company appointed Errol Ginsberg, 57, as interim Chief Executive Officer of the Company. Mr. Ginsberg is currently serving as the Chairman of the Board and Chief Innovation Officer of the Company. From May 1997 until September 2007 he served as the Company’s President and held the additional position of Chief Executive Officer from September 2000 until March 2008 when he assumed his current position as Chief Innovation Officer. Mr. Ginsberg has been a director of the Company since May 1997 and Chairman of the Board since January 2008. There are no family relationships between Mr. Ginsberg and any other director or executive officer of the Company and there have been no transactions between Mr. Ginsberg and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

In addition, effective October 24, 2013, the Company appointed Alex Pepe, 51, the Company’s senior vice president, strategy, as chief operating officer. Mr. Pepe joined Ixia in June 2012 through the acquisition of Anue Systems where he most recently served as President and Chief Executive Officer. He served as President and Chief Operating Officer of Anue from September 2011 until February 2012 when was named Chief Executive Officer. Prior to joining Anue, from 2005 until 2011, Mr. Pepe was a senior vice president of Freescale Semiconductor, a manufacturer of microcontrollers, microprocessors and semiconductors, where he led global operations and was responsible for manufacturing, procurement, and supply chain systems. There are no family relationships between Mr. Pepe and any other director or executive officer of the Company and there have been no transactions between Mr. Pepe and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

As of the date of this report, no new compensatory arrangements have been entered into with Mr. Ginsberg or Mr. Pepe in connection with their new roles. To the extent either Mr. Ginsberg or Mr. Pepe enters into new compensation arrangements, the material terms of such arrangements will be disclosed in a subsequent filing.

Item 7.01. Regulation FD Disclosure

The Company issued a press release in connection with Mr. Alston’s resignation, the appointment of Mr. Ginsberg as the Company’s interim Chief Executive Officer and the appointment of Mr. Pepe as Chief Operating Officer, a copy of which is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 7.01 and in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of the Company dated October 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXIA

Date: October 24, 2013	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated October 24, 2013

5